AGREEMENT

     AGREEMENT made as of the 5th day of July, August, by and between:

               RICHARD I. ANSLOW, with an address at 4400 Route 9,2nd Floor, Freehold, New Jersey 07728 ("SELLER");

                                       and

               FRANCISCO SHIPPERHEIJN, with an address at 7627-83 Avenue, Edmonton, Alberta, Canada T6C 1A2 ("PURCHASER").

                                R E C I T A L S:
                                ---------------

     FIRST, SELLER is the owner of 2,500,000 shares of common stock of Segway VI Corp., a New Jersey corporation ("Segway").

     SECOND, SELLER desires to sell 1,666,000 of his issued and outstanding shares in Segway to PURCHASER in consideration of the following.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.0  Transfer of Shares.
          ------------------

     SELLER hereby transfers and delivers 1,666,000 of his issued and outstanding shares in Segway to PURCHASER in consideration of $3,332 Upon receipt of the consideration by SELLER, SELLER will immediately forward 1,666,000 Segway shares to PURCHASER.

     2.0  Representations and Warranties of SELLER.
          ----------------------------------------

     SELLER hereby represents and warrants to PURCHASER that:

          2.1 Authority. SELLER has the power and authority to execute and
              ---------
deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its terms.

          2.2 Compliance with Other Instruments. The execution, delivery and
              ---------------------------------
performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which SELLER is a party or by which SELLER is bound.

          2.3 Title to SELLER'S shares in Segway. SELLER is the legal and
              ----------------------------------
beneficial owner of its shares in Segway and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

     3.0  Representations and Warranties of PURCHASER.
          -------------------------------------------

     PURCHASER hereby unconditionally represents and warrants to SELLER that:

          3.1 Authority. PURCHASER has the power and authority to execute and
              ---------
deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by PURCHASER and constitutes a valid and binding instrument, enforceable in accordance with its terms.

          3.2 Compliance with Other Instruments. The execution, delivery and
              ---------------------------------
performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which PURCHASER is a party or by which PURCHASER is bound.

          3.3 Rule 144 Restriction. PURCHASER hereby agrees that such shares are
              --------------------
restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

     4.0 Notices.
         -------

     Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

     5.0  Governing Law.
          -------------

     This Agreement shall be interpreted and governed in accordance with the laws of the State of New Jersey.

     6.0  Severability.
          ------------

     In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

     7.0  Entire Agreement.
          ----------------

     This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

     8.0  Invalidity.
          ----------

     If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

     9.0  Gender and Number.
          -----------------

     Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

     10.0 Amendments.
          ----------

     No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

     11.0 No Assignments.
          --------------

     Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.


WITNESS

                           By:  /s/ Richard Anslow
                           --------------------------------
                                    RICHARD I. ANSLOW

WITNESS:

                           By:  /s/ Francisco Shipperheijn
                           --------------------------------
                                    FRANCISCO SHIPPERHEIJN